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                                                                      EXHIBIT 22


                 SUBSIDIARIES OF U.S. XPRESS ENTERPRISES, INC.
                      FOR FISCAL YEAR ENDED MARCH 31, 1997



                               U.S. Xpress, Inc.
                                CSI/Crown, Inc.
                                   JTI, Inc.
                           U.S. Xpress Leasing, Inc.
                               Xpress Air, Inc.